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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): December 22, 2003

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

        500 West Jefferson Street
          PNC Plaza -19th Floor
          Louisville, Kentucky                          40202-2823
(Address of principal executive office)                 (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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Item 9.  Regulation FD Disclosure.

See the following press release, dated December 22, 2003, announcing that Commonwealth Industries' Ohio facilities had signed a new three-year labor contract:

NEWS RELEASE
                                     Contact:    Kim S. Knotts
                                                 Director of Investor Relations
                                                 (502) 588-8207

   COMMONWEALTH INDUSTRIES' OHIO FACILITIES SIGN NEW THREE-YEAR LABOR CONTRACT

LOUISVILLE, Ky. (December 22, 2003) - Commonwealth Industries, Inc.
(NASDAQ/NM: CMIN) today announced announced that its employees represented by the Glass, Molders, Pottery Workers International Union, Local 45B, ratified a three-year collective bargaining agreement with Manufacturers Industrial Relations Association (MIRA), an employer association representing the Company's operations in Ohio. The agreement covers approximately 220 employees at the Company's Uhrichsville, Ohio, Rolling Mill and its Bedford, Ohio, Coil Coating Facility. The labor agreement will extend through December 31, 2006.

     William R. Witherspoon, Vice President Aluminum Operations and President of MIRA, said, "Given the uncertain economic times and the financial stress faced by companies like Commonwealth in the aluminum industry, we are pleased to have concluded these labor negotiations in such a successful manner. This agreement benefits not only our employees, but also our customers, suppliers and the communities in which we operate."

     Commonwealth's President and Chief Executive Officer Mark V. Kaminski, said, "The success we had in reaching this agreement is an indication of the positive relationship that exists between the Company and our union represented employees."

     Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

     Certain statements set forth above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

                                      END
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Mark V. Kaminski
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                                          Mark V. Kaminski
                                          President and Chief Executive Officer

Date: December 22, 2003